                      AGREEMENT AND PLAN OF REORGANIZATION

                                     among:

                            ASPECT DEVELOPMENT INC.,

                             a Delaware corporation;

                       ASTA MERGER SUB ACQUISITION, INC.,

                           a Delaware corporation; and

                 TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC.,

                             a Delaware corporation


                           ---------------------------

                          Dated as of January ___, 2000

                           ---------------------------


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                                TABLE OF CONTENTS

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
SECTION 1.        DESCRIPTION OF TRANSACTION......................................................................1

         1.1      Merger of Merger Sub into the Company...........................................................1

         1.2      Effect of the Merger............................................................................1

         1.3      Closing; Effective Time.........................................................................2

         1.4      Certificate of Incorporation and Bylaws; Directors and Officers.................................2

         1.5      Conversion of Shares............................................................................2

         1.6      Closing of the Company's Transfer Books.........................................................3

         1.7      Exchange of Certificates; Holdback Fund.........................................................4

         1.8      Tax Consequences................................................................................5

         1.9      Accounting Consequences.........................................................................5

         1.10     Further Action..................................................................................5

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................5

         2.1      Due Organization; Subsidiaries; Etc.............................................................5

         2.2      Certificate of Incorporation and Bylaws.........................................................6

         2.3      Capitalization, Etc.............................................................................6

         2.4      SEC Filings; Financial Statements...............................................................8

         2.5      Absence of Changes..............................................................................8

         2.6      Title to Assets................................................................................10

         2.7      Receivables; Customers.........................................................................11

         2.8      Real Property; Equipment; Leasehold............................................................11

         2.9      Proprietary Assets.............................................................................11

         2.10     Contracts......................................................................................13

         2.11     Sale of Products; Performance of Services......................................................15

         2.12     Liabilities....................................................................................16

         2.13     Compliance with Legal Requirements.............................................................16

         2.14     Certain Business Practices.....................................................................16

         2.15     Governmental Authorizations....................................................................16

         2.16     Tax Matters....................................................................................17

         2.17     Employee and Labor Matters; Benefit Plans......................................................18

         2.18     Environmental Matters..........................................................................20

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
         2.19     Insurance......................................................................................21

         2.20     Transactions with Affiliates...................................................................21

         2.21     Legal Proceedings; Orders......................................................................21

         2.22     Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement..............21

         2.23     Inapplicability of Section 2115 of California Corporations Code................................22

         2.24     Vote Required..................................................................................22

         2.25     Non-Contravention; Consents....................................................................22

         2.26     Brokers Fee....................................................................................23

         2.27     Accounting Matters.............................................................................23

         2.28     Full Disclosure................................................................................23

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................24

         3.1      Organization, Standing and Power...............................................................24

         3.2      SEC Filings; Financial Statements..............................................................24

         3.3      Disclosure.....................................................................................25

         3.4      Authority; Binding Nature of Agreement.........................................................25

         3.5      No Vote Required...............................................................................25

         3.6      Non-Contravention; Consents....................................................................25

         3.7      Valid Issuance.................................................................................26

         3.8      No Interest in Company Securities..............................................................26

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY...............................................................26

         4.1      Access and Investigation.......................................................................26

         4.2      Operation of the Company's Business............................................................26

         4.3      No Solicitation; Confidentiality...............................................................29

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES............................................................30

         5.1      Registration Statement; Prospectus/Proxy Statement.............................................30

         5.2      Company Stockholders' Meeting..................................................................31

         5.3      Regulatory Approvals...........................................................................32

         5.4      Stock Options..................................................................................32

         5.5      Employee Benefits..............................................................................33

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         5.6      Additional Agreements..........................................................................33

         5.7      Disclosure.....................................................................................33

         5.8      Tax Matters....................................................................................33

         5.9      Letter of the Company's Accountants............................................................34

         5.10     Listing........................................................................................34

         5.11     Resignation of Officers and Directors..........................................................34

         5.12     No Securities Transactions.....................................................................34

         5.13     Pooling of Interests...........................................................................34

         5.14     Affiliate Agreements...........................................................................34

         5.16     Guaranty of Fleet Bank Loan....................................................................34

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...................................35

         6.1      Accuracy of Representations....................................................................35

         6.2      Effectiveness of Registration Statement........................................................35

         6.3      Stockholder Approval...........................................................................35

         6.4      Consents.......................................................................................35

         6.5      Agreements and Documents.......................................................................35

         6.6      Employees......................................................................................36

         6.7      No Material Adverse Change.....................................................................36

         6.8      HSR Act........................................................................................37

         6.9      No Restraints..................................................................................37

         6.10     No Governmental Litigation.....................................................................37

         6.11     No Other Litigation............................................................................37

SECTION 7.        CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY..............................................38

         7.1      Accuracy of Representations....................................................................38

         7.2      Performance of Covenants.......................................................................38

         7.3      Effectiveness of Registration Statement........................................................38

         7.4      Stockholder Approval...........................................................................38

         7.5      Documents......................................................................................38

         7.6      HSR Act........................................................................................39

         7.7      Listing........................................................................................39

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
         7.8      No Restraints..................................................................................39

         7.9      No Parent Material Adverse Effect..............................................................39

SECTION 8.        TERMINATION....................................................................................39

         8.1      Termination....................................................................................39

         8.2      Effect of Termination..........................................................................40

         8.3      Expenses.......................................................................................40

SECTION 9.        INDEMNIFICATION, ETC...........................................................................41

         9.1      Survival of Representations, Etc...............................................................41

         9.2      Indemnification................................................................................42

         9.3      Threshold; Ceiling.............................................................................42

         9.4      No Contribution................................................................................43

         9.5      Holdback Fund; Satisfaction of Indemnification Claim...........................................43

         9.6      Designated Shareholders' Agent.................................................................46

         9.7      Defense of Third Party Claims..................................................................47

         9.8      Exercise of Remedies by Indemnitees Other Than Parent..........................................48

SECTION 10.       MISCELLANEOUS PROVISIONS.......................................................................48

         10.1     Dispute Resolution.............................................................................48

         10.3     Waiver.........................................................................................49

         10.4     No Survival of Representations and Warranties..................................................49

         10.5     Entire Agreement; Counterparts.................................................................49

         10.6     Applicable Law; Jurisdiction...................................................................50

         10.7     Disclosure Schedule............................................................................50

         10.8     Attorneys' Fees................................................................................50

         10.9     Assignability..................................................................................50

         10.10    Notices........................................................................................50

         10.11    Cooperation....................................................................................51

         10.12    Construction...................................................................................51

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                                       iv

                                    EXHIBITS

         Exhibit A         -        Certain Definitions

         Exhibit B         -        Form of Company Affiliate Agreement

         Exhibit C         -        Persons to execute Affiliate Agreements

         Exhibit D-1       -        Form of Malcolm Baca Employment Agreement

         Exhibit D-2       -        Form of Jeffrey Hanser Employment Agreement

         Exhibit D-3       -        Form of Bruce Blackford Employment Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of January 17, 2000, by and among: ASPECT DEVELOPMENT, INC., a Delaware corporation ("Parent"); ASTA MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a pooling of interests in accordance with GAAP.

         C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

         D. In order to induce Parent to enter into this Agreement and to consummate the Merger, Robert M. Schrader, Robert E. Schrader, Stacy J. Schrader, Deborah Schrader, Martin Fawer, Malcolm Baca, Bruce Blackford and Jeffrey Hanser are entering into Voting Agreements pursuant to which they are agreeing to vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

    SECTION 1.     DESCRIPTION OF TRANSACTION

              1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

              1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

              1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, located at Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, the parties hereto shall cause a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger (the "Effective Time").

              1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

                   (a) the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law;

                   (b) the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; and

                   (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

              1.5  CONVERSION OF SHARES.

                   (a) Subject to Sections 1.5(b), 1.5(c) and 1.5(d), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                        (i) any shares of Company Common Stock then held by the Company or any Subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                        (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other Subsidiary of Parent shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                        (iii) except as provided in clauses "(i)" and "(ii)" of this sentence, each share of Company Common Stock then outstanding shall be converted into the right to receive that fraction of a share of Parent Common Stock equal to the "Exchange Ratio;"

                        (iv) Each Company Option (as hereinafter defined), other than such Company Options which by their terms terminate at or before the Effective Date shall be converted into an option to purchase shares of Parent Common Stock in accordance with Section 5.4. Company Options which are not then vested shall remain unvested upon conversion.

The Exchange Ratio shall be a fraction having a numerator equal to twelve million seven hundred fifty thousand (12,750,000) and having a denominator equal to the amount determined by multiplying (A) the Parent Average Stock Price by
(B) the Adjusted Fully Diluted Company Share Amount.

                   (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

                   (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                   (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Average Stock Price.

              1.6  CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective
Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section

1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

              1.7  EXCHANGE OF CERTIFICATES; HOLDBACK FUND.

                   (a) A reputable bank or trust company selected by Parent prior to the Closing Date shall act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and immediately prior to the Effective Time Parent shall deposit with the Exchange Agent cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

                   (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (the "Former Company Stockholders") (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent,
(1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock equal to ninety-five percent (95%) of the number of whole shares that such Former Company Stockholder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. The remaining five percent (5%) of the number of whole shares that such Former Company Stockholder has a right to receive pursuant to the provisions of Section 1.5 will be placed into the Holdback Fund (as defined in Section 9.5) pursuant to the terms of Section 9.5. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of any cash and issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                   (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock which such holder has the right to receive upon surrender thereof until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

                   (d) Each of the Exchange Agent, Parent and the Surviving Corporation shall be required to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid and shall be paid to the appropriate Governmental Body on behalf of such Person.

                   (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

              1.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

              1.9 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests" in accordance with GAAP.

              1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

    SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows:

              2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

                   (a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired

Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

                   (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                   (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Company Material Adverse Effect.

              2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto.

              2.3  CAPITALIZATION, ETC.

                   (a)  The authorized capital stock of the Company consists of:
(i) 5,000,000 shares of Company Common Stock, $0.01 par value per share, of which 598,734 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares have been issued or are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a) of the Company Disclosure
Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock, and (iv) none of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

                   (b) As of the date of this Agreement: (i) 80,704 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock or existing contractual obligations to issues shares of Company Common Stock; and (ii) 24,200 shares of Company Common Stock are reserved for future issuance pursuant to the Company's 1997 Stock Option Plan. (Stock options granted by the Company pursuant to the Company's stock option plans and otherwise are referred to in this Agreement as "Company Options.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option or contractual obligation outstanding as of the date of this Agreement:
(i) the particular plan (if any) or agreement pursuant to which such Company Option or contractual obligation was granted or incurred; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option or contractual obligation; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted or contractual obligation incurred; (vi) the applicable vesting schedules, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option or contractual obligation expires, including as a result of the consummation of this Merger. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted any outstanding stock options, and the forms of all stock option or other agreements evidencing such options or contractual obligation.

                   (c) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, valid claim or condition or circumstance that is likely to give rise to a valid claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                   (d) All outstanding shares of Company Common Stock and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                   (e) All of the outstanding shares of capital stock of the corporations identified in Part 2.1(a)(ii) of the Company Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances other than restrictions arising under the Securities Act.

              2.4  SEC FILINGS; FINANCIAL STATEMENTS.

                   (a) The Company has delivered or made available (including through the SEC EDGAR system) to Parent accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC between December 31, 1997 and the date of this Agreement (the "Company SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (b)  The financial statements contained in the Company SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to year-end adjustments), and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby.

              2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since September 30, 1999:

                   (a) no event has occurred that would reasonably be expected to have a Company Material Adverse Effect;

                   (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be expected to have a Company Material Adverse Effect;

                   (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                   (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options in accordance with the terms of the option agreement pursuant to which such Company Options are outstanding), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                   (e) except pursuant to the terms of the instrument pursuant to which such rights were granted, a list of such instruments which is set forth in Part 2.5(e) of the Company Disclosure Schedule, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

                   (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                   (g) none of the Acquired Corporations has received any Acquisition Proposal to which it has given active consideration during the sixty day period prior to the date hereof;;

                   (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

                   (i) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since September 30, 1999, exceeds $25,000 in the aggregate;

                   (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

                   (k) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person,
(ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right;

                   (l) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                   (m) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

                   (n) none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                   (o) none of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.17(a)), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                   (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

                   (q) to the best of the Company's knowledge, no event has occurred that has resulted in or that could reasonably be expected to result in the impairment of the capitalized software asset reflected in the Company's books and records;

                   (r) none of the Acquired Corporations has made any material Tax election;

                   (s) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

                   (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

                   (u) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                   (v) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(u)" above.

              2.6 TITLE TO ASSETS. The Acquired Corporations own, and have good, valid and marketable title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations, and (3) liens described in Part 2.6 of the Company Disclosure Schedule.

              2.7  RECEIVABLES; CUSTOMERS.

                   (a) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business and (ii) are current and, to the best of the Company's knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $50,000 in the aggregate).

                   (b) Part 2.7 of the Company Disclosure Schedule accurately dientifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $75,000 of the consolidated gross revenues of the Acquired Corporations in fiscal year 1998 or 1999, or (ii) more than $75,000 of the Acquired Corporation's gross revenues in the first three months of fiscal year 2000. Except as set forth in Part 2.7 of the Company Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise) it believes is reliable that any customer or other Person identified in Part 2.7 of the Company Disclosure Schedule will cease dealing with the Company or will otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

              2.8 REAL PROPERTY; EQUIPMENT; LEASEHOLD. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule.

              2.9  PROPRIETARY ASSETS.

                   (a) (i) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body: (A) a brief description of such Proprietary Asset; and (B) the names of the jurisdictions covered by the applicable registration or application.

                        (ii)      Part 2.9(a)(ii) of the Company Disclosure
Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Acquired Corporations that are material to the business of the Acquired Corporations.

                        (iii)     Part 2.9(a)(iii) of the Company Disclosure
Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $25,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Acquired Corporations by any Person and is material to the business of the Acquired

Corporations (except for any Proprietary Asset that is licensed to the Acquired Corporations under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation.

                        (iv)      The Acquired Corporations have good, valid and

marketable title to all of the Acquired Corporation Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (A) any lien for current taxes not yet due and payable, and (B) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of either of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations with respect to which such other Person has any rights, it being acknowledged for this purpose Proprietary Assets do not include any data which a Person may have provided to the Company and "developed jointly" does not include any facility or assistance such Person may have provided the Company with respect to data acquisition, such data, facility and assistance are identified in Part 2.9(a)(iv) of the Company Disclosure Schedule.

                   (b) Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, the Acquired Corporations have taken commercially reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Company Disclosure Schedule, (i) since January 23, 1998, all current and former employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Acquired Corporations an agreement that is substantially identical to the form of Employee Secrecy Agreement previously delivered by the Company to Parent, and (ii) since February 15, 1989, all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Company an agreement that is substantially identical to the form of Confidentiality Agreement previously delivered to Parent. To the Company's knowledge, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset. To the best of the Company's knowledge, no current or former employee, officer, director, stockholder, consultant or independent contractor who has not signed and delivered to the Acquired Corporations an Employee Secrecy Agreement is competing against, soliciting customers or employees from or using Proprietary Assets of, the Company.

                   (c) To the best of the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other

Person) infringes or misappropriates any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes any material Acquired Corporation Proprietary Asset.

                   (d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

                   (e) Except as set forth in Part 2.9(e)(i) of the Company Disclosure Schedule, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code.

                   (f) To the Company's knowledge, except with respect to demonstration or trial copies, no product, system, program or software module designed and developed by the Company which is currently sold, licensed or otherwise made available by any of the Acquired Corporations to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user. All Company software and hardware upgrades scheduled to be completed by June 1999 (as set forth in Form 10-QSB filed by the Company with the SEC on May 12, 1999) intended by the Company to make such software and hardware Year 2000 Compliant have been completed.

              2.10 CONTRACTS.

                   (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." (For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                        (i)       any Contract within the scope of subsection
(x) hereof relating to the employment of, or the performance of services by, any employee, consultant or independent contractor; PROVIDED, HOWEVER, that Part 2.10(a)(i) of the Company Disclosure Schedule provides a list of all Contracts relating to the employment of, or the performance of services by, any employee, consultant or independent contractor regardless of whether such Contracts are within the scope of subsection (x) hereof;

                        (ii)      any Contract within the scope of subsection
(x) hereof relating to the acquisition, transfer, use, development, sharing or license of any material technology or any Proprietary Asset;

                        (iii)     any Contract which provides for
indemnification of any officer, director, employee or agent;

                        (iv) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                        (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities;

                        (vi) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end-user licenses previously delivered by the Company to Parent and routine endorsements of negotiable instruments;

                        (vii)     any Contract relating to any currency hedging;

                        (viii) any Contract imposing any confidentiality obligation on any of the Acquired Corporations;

                        (ix) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                        (x) any Contract that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

                        (xi) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate;

                        (xii) any Contract (not otherwise identified in clauses "(i)" through "(xi)" of this sentence) that could reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of any of the Acquired Corporations or to any of the transactions contemplated by this Agreement; and

                        (xiii) any other Contract, if a breach of such Contract could reasonably be expected to have a Company Material Adverse Effect.

Except as provided in Part 2.10 of the Company Disclosure Schedules, the Company has delivered to Parent an accurate and complete copy of each form of subscription agreement and each other Material Contract.

                   (b) Except as provided in Part 2.10 of the Company Disclosure Schedule, each Acquired Corporation Contract that constitutes a Material Contract is, to the Company's knowledge, valid and in full force and effect, and, to the Company's knowledge, is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                   (c) Except as set forth in Part 2.10 of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Company Material Adverse Effect; and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Company Material Adverse Effect; (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, (E) result in the disclosure, release or delivery of any Acquired Corporation Source Code, or (F) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Company Material Adverse Effect; and (iii) none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Company Material Adverse Effect.

              2.11 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                   (a) To the best of the Company's knowledge, except as set forth in Part 2.11(a) of the Company Disclosure Schedule, each product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any Person:

                        (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with applicable Legal Requirements; and

                        (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that would not adversely affect in any material respect such product, system, program, Acquired Corporation Proprietary Asset or other asset (or the operation or performance thereof).

                   (b) Except as set forth in Part 2.11 of the Company Disclosure Schedule, no customer or other Person has asserted or threatened to assert any claim against any of the Acquired Corporations (a) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (b) under or based upon any other warranty relating to any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations or any services performed by any of the Acquired Corporations.

              2.12 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the audited Balance Sheet as at June 30, 1999 not subsequently discharged; (b) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (c) normal and recurring liabilities that have been incurred by the Acquired Corporations since September 30, 1999 in the ordinary course of business and consistent with past practices; and (d) liabilities described in Part 2.12 of the Company Disclosure Schedule.

              2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is, and has at all times since its formation been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirement has not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Corporations has received any notice from any Governmental Body or other Person regarding any actual or alleged violation of, or failure to comply with, any Legal Requirement.

              2.14 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations nor (to the best of the knowledge of the Company) any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

              2.15 GOVERNMENTAL AUTHORIZATIONS. The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Company Material Adverse Effect. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since its formation has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Corporations has received any notice from any Governmental Body regarding (a) any actual or alleged violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or threatened revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

              2.16 TAX MATTERS.

                   (a) Since July 1, 1997: (i) Each Tax Return required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body (the "Acquired Corporation Returns") (A) was timely filed on or before the applicable due date, and (B) was prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due have been paid;

                        (ii) The Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through September 30, 1999 in accordance with generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from September 30, 1999 through the Closing Date, and will disclose the amount of such reserves to Parent no later than 10 business days prior to the Closing Date. Since September 30, 1999, none of the Acquired Corporations has incurred any Liability for any Tax other than in the ordinary course of its business;

                        (iii) No Acquired Corporation Return is currently the subject of any examination or audit by any Governmental Body and no Acquired Corporation return relating to Federal or State income taxes has ever been audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns is currently outstanding (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation;

                        (iv) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                        (v) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code (or any comparable provision under state or foreign Tax laws). Except as set forth in Part 2.16(a) of the Company disclosure Schedule, none of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                   (b) The Company is not liable to pay any Tax in respect of any period ending on or before June 30, 1997.

              2.17 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                   (a) Part 2.17(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement maintained, sponsored, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee, director or consultant of any of the Acquired Corporations. (All plans, programs and agreements of the type referred to in the prior sentence are referred to in this Agreement as the "Plans.")

                   (b) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA), for the benefit of any current or former employee or director of any of the Acquired Corporations (a "Pension Plan").

                   (c) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA, for the benefit of any current or former employee or director of any of the Acquired Corporations (a "Welfare Plan"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                   (d)  With respect to each Plan, the Company has delivered to
Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for each of the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                   (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                   (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the Acquired Corporations.

                   (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees or directors of any of the Acquired Corporations (or their beneficiaries)).

                   (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                   (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements.

                   (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter could be revoked.

                   (k) Except as set forth in Part 2.17(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

                   (l) Part 2.17(l) of the Company Disclosure Schedule identifies each employee of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, the current salary and any other compensation payable to such employee (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), such employee's employer, date of hire and position and the principal office of such employee. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. Except as set forth in Schedule 2.17(l), all of the employees of the Acquired Corporations are "at will" employees.

                   (m) Part 2.17(m) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of such employee's return to full service.

                   (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                   (o) Each of the Acquired Corporations has good labor relations, and the Company has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with such Acquired Corporation.

              2.18 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the best of the knowledge of the Company, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice, whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.18 of the Disclosure Schedule. (For purposes of this Section 2.18: (A) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (B) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is inherently a danger to health, reproduction or the environment.)

              2.19 INSURANCE. The Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. None of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in
Part 2.19 of the Company Disclosure Schedule, to the Company's knowledge, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

              2.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20 of the Company Disclosure Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

              2.21 LEGAL PROCEEDINGS; ORDERS. Part 2.21 of the Company Disclosure Schedule provides a list of all Legal Proceedings, material orders, writs, injunctions, judgments or decrees to which the Company is presently subject.

              2.22 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted corporate right, power and authority to enter into and, subject to the requisite approval of the Company's stockholders, to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has
(a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger, and (c) recommended the approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the

Company Stockholders' Meeting (as defined in Section 5.2). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              2.23 INAPPLICABILITY OF SECTION 2115 OF CALIFORNIA CORPORATIONS CODE. More than one-half of the Company's outstanding voting securities are held of record by persons having addresses outside the State of California. For purposes of the foregoing, any securities held in the names of broker-dealers, nominees for broker-dealer or other entities in a nominee name or otherwise on behalf of a beneficial owner shall not be considered outstanding.

              2.24 VOTE REQUIRED. Assuming the accuracy of the Parent's representation in Section 3.8 below, the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

              2.25 NON-CONTRAVENTION; CONSENTS. Except as disclosed in Part 2.25 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) solely by reason of any act or omission of the Company:

                   (a)  contravene, conflict with or result in a violation of
(i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

                   (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

                   (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

                   (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such Acquired Corporation Contract;

                   (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

                   (f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of the Acquired Corporation Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

Except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Prospectus/Proxy Statement), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

              2.26 BROKERS FEE. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations.

              2.27 ACCOUNTING MATTERS. To the best of the knowledge of the Company on the date of this Agreement, neither the Company nor any affiliate (as that term is used in Rule 145 under the Securities Act) of any of the Acquired Corporations has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests;" PROVIDED, HOWEVER, Parent acknowledges that Company is not an expert in accounting and has not received any opinion concerning same from its independent auditors.

              2.28 FULL DISCLOSURE. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the

SEC thereunder except that no representation or warranty is made by the Company with respect to statements made or incorporated therein based on information supplied by Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

    SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

              3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent.

              3.2  SEC FILINGS; FINANCIAL STATEMENTS.

                   (a) Parent has delivered or made available to the Company (including through the SEC EDGAR system) accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC between December 31, 1997 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

              3.3 DISCLOSURE. None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

              3.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              3.5 NO VOTE REQUIRED. No vote of the holders of Parent Common Stock is required to authorize the Merger.

              3.6 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will, with or without notice or lapse of time, (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub, (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Prospectus/Proxy Statement), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement.

              3.7 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and upon consummation of the Merger, the shareholders of the Acquired Corporations will receive good and marketable title thereto free of Encumbrances.

              3.8 NO INTEREST IN COMPANY SECURITIES. None of Parent nor any of its Subsidiaries beneficially owns, within the meaning of Section 13(d) of the Exchange Act and Regulation 13D-G promulgated thereunder, any interest in any securities of the Company.

    SECTION 4.     CERTAIN COVENANTS OF THE COMPANY

              4.1  ACCESS AND INVESTIGATION.

                   (a) Subject to subparagraph (b) below, during the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (i) provide Parent and Parent's Representatives with reasonable access, at reasonable times and upon reasonable notice, to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request.

                   (b) Notwithstanding the foregoing, information relating to the subject matter identified on Schedule 4.1 hereto shall be provided or made available to the Parent no fewer than ten days prior to the Closing Date provided the Company has received a duly executed certificate from a duly authorized senior executive officer of Parent stating that to the best knowledge of Parent and except for the information to be provided under this subsection
(b): (i) Parent has reviewed all materials requested of or provided to Parent or its Representative by or on behalf of the Company; (ii) Parent has completed all other investigations, examinations or inquiries it desired to make of any personnel, records, papers, books or other information pertaining to the Acquired Corporations; and (iii) it believes that all of the other representations and warranties made by the Company which by their terms are subject to a Company Material Adverse Effect qualification are accurate in all material respects on the date of such certificate and that, with respect to all other representations and warranties of the Company, there is no inaccuracy, omission or misrepresentation which, individually or in the aggregate, constitutes a Company Material Adverse Effect on such date. It is acknowledged that solely for purposes of exercising its indemnification rights under Article 9 hereof, the certificate referred to in this subsection (b) shall not constitute an estoppel, or waiver by Parent with respect to any breach of the Company's representations and warranties in this agreement.

              4.2  OPERATION OF THE COMPANY'S BUSINESS.

                   (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and
(B) in compliance with all applicable Legal Requirements and the requirements of all Acquired Corporation Contracts that constitute Material Contracts; (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.19; (iv) the Company shall provide all notices, assurances and support required by any Acquired Corporation Contract relating to any Acquired Corporation Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs which could result in, or could increase the likelihood of, (A) any transfer or disclosure by any Acquired Corporation of any Acquired Corporation Source Code, or (B) a release from any escrow of any Acquired Corporation Source Code which has been deposited or is required to be deposited in escrow under the terms of such Acquired Corporation Contract; and
(v) the Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report regularly to Parent concerning the status of the Company's business.

                   (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

                        (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                        (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement or pursuant to existing contractual obligations listed on Part 4.2(b)(ii) of the Company Disclosure Schedule, and (2) the Company may, in the ordinary course of business and consistent with past practices and with the approval of Parent, grant options under its stock option plans to employees of the Company);

                        (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                        (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                        (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                        (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $125,000 in the aggregate);

                        (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practices;

                        (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                        (ix) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the ordinary course of business and consistent with past practices);

                        (x) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company may make routine, reasonable salary increases in connection with the Company's customary employee review process and may pay customary bonuses consistent with past practices payable in accordance with existing bonus plans or contractual obligations referred to in Part 2.17(a) of the Company Disclosure Schedule);

                        (xi)      hire any employee at the level of
vice-president or above, or with an annual base salary in excess of $75,000;

                        (xii) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any material respect;

                        (xiii)    make any Tax election;

                        (xiv)     commence or settle any Legal Proceeding;

                        (xv) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

                        (xvi) agree or commit to take any of the actions described in clauses "(i)" through "(xv)" of this Section 4.2(b).

                   (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a

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

material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

              4.3  NO SOLICITATION; CONFIDENTIALITY.

                   (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to,
(i) solicit, initiate, encourage or induce the making or submission of any Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote, the Company shall not be prohibited by this Section 4.3(a) from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Offer that is submitted by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in
Section 4.3(a)(i), (2) the board of directors of the Company concludes in good faith, based upon the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent).

                   (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

                   (c) The Company and each of the Acquired Corporations will hold in confidence all discussions and negotiations with Parent relating to the Merger except for disclosure of such discussions and negotiations to their respective employees, legal counsel, accountants and other advisors necessary in connection with such acquisition and except for such disclosure as may be necessary pursuant to applicable securities laws or as may be required of, or advisable for, the Company's officers and directors to make in the exercise of their fiduciary duties, as advised by the Company's counsel.

                   (d) If the Merger is not consummated for any reason, Parent agrees that it shall not use in competition with the Company or disclose to any Person whatsoever any information regarding the business, financial condition, assets or operations of the Company obtained in connection with this Agreement and the transactions contemplated hereby and shall return to the Company all such information and all reports, summaries or extracts made therefrom, whether in physical or electronic form (collectively "Proprietary Information"). Proprietary Information shall not include information previously in the public domain through no fault of Parent, information independently developed by Parent, or information provided to Parent by third parties under no duty to maintain such information in confidence. Parent shall not be prohibited from disclosing Proprietary Information pursuant to lawful process duly served, or as may be required by applicable law or governmental regulation, PROVIDED, HOWEVER, that Parent shall have given the Company reasonable notice of its intent to make such disclosure and shall have given the Company full and prompt cooperation in any application which the Company may have determined to make lawfully to prevent such disclosure. Notwithstanding any other provision of this Agreement, this subsection 4.3(d) shall survive termination of this Agreement.

    SECTION 5.     ADDITIONAL COVENANTS OF THE PARTIES

              5.1  REGISTRATION STATEMENT; PROSPECTUS/PROXY STATEMENT.

                   (a) Following the date of this Agreement, Parent and the Company shall use its best efforts to prepare and cause to be filed with the SEC the Prospectus/Proxy Statement and Parent shall use its best efforts to prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its best efforts to cause the Form S-4 Registration Statement and the Prospectus/Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company will use its best efforts to cause the Prospectus/Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Each of the Company and Parent shall promptly furnish to the other all information that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event occurs, or if either Parent or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Proxy

Statement, then such party shall promptly inform the other thereof and shall cooperate in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

                   (b) Prior to the Effective Time, Parent shall use its best efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

              5.2  COMPANY STOCKHOLDERS' MEETING.

                   (a) The Company shall use all reasonable efforts to call, give notice of, convene and hold a meeting of the holders of Company Common Stock to consider, act upon and vote upon the adoption and approval of this Agreement and the approval of the Merger (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting will be held as promptly as practicable and in any event within 60 days after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall use all reasonable efforts to ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements.

                   (b) Subject to Section 5.2(c): (i) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (iii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger. For purposes of this Agreement, said recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

                   (c) Nothing in Section 5.2(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger at any time prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote if (i) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3(a)(i), and either (ii) the board of directors of the Company concludes in good faith, based upon the advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, or (iii) Parent has sustained a Parent Material Adverse Effect or events have occurred which are reasonably likely to result in a Parent Material Adverse Effect. Nothing contained in this Section
5.2 shall limit the Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of the Company shall have been withdrawn, amended or modified).

              5.3 REGULATORY APPROVALS. Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file any notifications that may be required under the HSR Act in connection with the Merger.

              5.4 STOCK OPTIONS. Subject to this Section 5.4, at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share,
(iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this Section 5.4 shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

              5.5 EMPLOYEE BENEFITS. Parent shall comply with all Legal Requirements, with respect to terms of employment, benefits and otherwise, for all employees of the Company on the Closing Date.

              5.6 ADDITIONAL AGREEMENTS. Parent and the Company shall use their respective best efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use their respective best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, (iii) shall use their respective best efforts to lift any restraint, injunction or other legal bar to the Merger,
(iv) shall use their respective best efforts to effectuate the Merger within 7 days after obtaining the Required Company Stockholder Vote in favor of the Merger, and (v) shall use their respective best efforts to enter into Employment Agreements in the forms annexed hereto as Exhibits D-1, D-2 and D-3, executed by Malcolm Baca, Jeffrey Hanser and Bruce Blackford, respectively. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

              5.7 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other party shall have approved such disclosure or (b) it shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

              5.8 TAX MATTERS. At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Morrison Cohen Singer & Weinstein LLP tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Morrison Cohen Singer & Weinstein LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.11, each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Morrison Cohen Singer & Weinstein LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this
Section 5.8.

              5.9 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

              5.10 LISTING. Parent shall use its best efforts to cause the shares of Parent Common Stock being issued in the Merger, including shares of Parent Company Stock issuable upon exercise of Company Options, to be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

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

              5.11 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of each of the Acquired Corporations.

              5.12 NO SECURITIES TRANSACTIONS. Parent, directly or through any Subsidiary or Entity it controls, shall not purchase any securities of the Company prior to Closing.

              5.13 POOLING OF INTERESTS. Each of the Company and Parent agrees (and the Company agrees to cause the Acquired Corporations) (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests." The Company agrees to provide to Ernst & Young LLP and Arthur Andersen LLP such letters as shall be reasonably requested by Ernst & Young LLP or Arthur Andersen LLP with respect to the letters referred to in Sections 2.27, 6.5(g) and 6.5(h).

              5.14 AFFILIATE AGREEMENTS. The Company shall use all reasonable efforts to cause each Person identified on Exhibit C, each other person who, after the data hereof becomes an executive officer, director or beneficial holder of more than 10% of the outstanding capital stock of the Company, and each person who is otherwise identified by the SEC as an "affiliate" within the meaning of Rule 144(a)(1) promulgated under the Securities Act to execute and deliver to Parent, prior to the date of the mailing of the Prospectus/Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit B.

              5.15 RELEASE OF FINANCIAL STATEMENTS. Parent will use all reasonable efforts to prepare, file and release, within 45 days of the end of the fiscal period, its financial statements and results of operations for the three months period ended after the Effective Date which includes at least one month's combined consolidated operations of the Company and Parent.

              5.16 GUARANTY OF FLEET BANK LOAN. On the Closing Date, by payment and termination or by refinancing of that certain Credit Agreement between the Company and Fleet National Bank, N.A. ("Fleet") date August 28, 1997 thereof, or otherwise, Parent will cause Zing Technologies, Inc., as guarantor thereunder, or any successor guarantor thereto, to be released by Fleet or any successor thereto as lender thereunder from all guaranty and indemnity obligations arising thereunder.

    SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER
                   SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

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

              6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement is accurate in all material respects on the Closing Date except for such inaccuracies as would not result in a material adverse change pursuant to Section 6.7 below; and there has been no material failure by the Company to perform any covenant or obligation required to be performed at or prior to Closing.

              6.2 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement, provided that any such failure of effectiveness shall not be the result of any breach by Parent of any of its covenants under this Agreement.

              6.3 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote. At the Closing Date, persons who are Dissenters will be the holders of no more than 10% of the issued and outstanding Company Common Stock. "Dissenters" shall mean Persons who are record owners of Company Common Stock entitled to vote at the meeting of stockholders called to approve this Agreement and the Merger, who affirmatively vote against this Agreement and the Merger and who have taken all steps required under Section 262 of the DGCL to be taken prior to the Closing Date for the perfection of appraisal rights thereunder and who have not thereafter, but prior to the Closing Date, withdrawn a demand for appraisal rights or otherwise waived in writing their rights under said Section 262.

              6.4 CONSENTS. All material Consents required to be obtained by the Company in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

              6.5 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

                   (a) Employment Agreements in the forms attached hereto as Exhibits D-1, D-2 and D-3, executed by Malcolm Baca, Jeffrey Hanser, and Bruce Blackford, respectively;

                   (b) Affiliate Agreements in the form attached hereto as Exhibit B, executed by the Persons identified on Exhibit C, each other person who, after the date hereof becomes an executive officer, director or beneficial holder of more than 10% of the outstanding capital stock of the Company, and each person who is otherwise identified by the SEC as an "affiliate" within the meaning of Rule 144(a)(1) promulgated under the Securities Act;

                   (c) a letter from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 5.9;

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

                   (d) a legal opinion of Cooley Godward LLP dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 5.8);

                   (e) a certificate (the "Closing Certificate") executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.3, 6.4, 6.6, and 6.7 have been duly satisfied; and

                   (f) the written resignations of all officers and directors of the Company, effective as of the Effective Time.

                   (g) a letter from Arthur Andersen LLP, dated as of the Closing Date, confirming that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; provided, however, that the failure to deliver such letter shall not excuse Parent and Merger Sub from performing their obligations under this Agreement if such failure does not result from any breach of the representations, warranties or covenants made by the Company in this Agreement; and

                   (h) a letter from Ernst & Young LLP, dated as of the Closing Date, confirming that no transaction entered into by the Acquired Corporations, and no other fact or circumstance relating to the Acquired Corporations, will prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; provided, however, that the failure to deliver such letter shall not excuse Parent and Merger Sub from performing their obligations under this Agreement if such failure does not result from any breach of the representations, warranties or covenants made by the Company in this Agreement.

              6.6 EMPLOYEES. None of Bruce Blackford, Jeffrey Hanser and Malcolm Baca shall have ceased to be employed by the Company, or shall have expressed an intention to terminate his or her employment with the Company or to decline to accept employment with Parent.

              6.7 NO MATERIAL ADVERSE CHANGE. There shall not have occurred (a) a reduction in the net worth of the Company of more than $500,000 from the net worth of the Company at December 31, 1999, calculated without taking into account the operating results of the Company (including but not limited to normal amortization and depreciation) after such date, (b) a net loss for the Company's quarter ending March 31, 2000, excluding for this purpose and clause
(a) above costs and expenses incurred by the Company in connection with the transaction described in and the negotiation of this Agreement or (c) no more than 4 of the 11 subscribers of the Company's AIM/MAX service, other than those entities identified on Part 6.7 of the Company Disclosure Schedules, whose subscriptions expire on or before March 31, 2000, cancel orally or in writing their subscriptions or convert their subscriptions to the Company's TACTRAC service, and not more than 3 of the 14 subscribers to the Company's TACTRAC service, other than those entities identified on Part 6.7 of the Company Disclosure Schedules, whose subscriptions expire on or before March 31, 2000, cancel orally or in writing their TACTRAC subscriptions, or, if the Closing occurs after

March 31, 2000, for the period from January 1, 2000 to the day prior to the Closing, no more than 35% of those AIM/MAX subscribers, other than those entities identified on Part 6.7 of the Company Disclosure Schedules, whose subscriptions expire in such period, cancel orally or in writing their subscriptions or convert to the TACTRAC service, and no more than 25% of those TACTRAC subscribers, other than those entities identified on Part 6.7 of the Company Disclosure Schedules, whose subscriptions expire in such period, cancel orally or in writing their TACTRAC subscriptions. To count as effective renewals or upgrades, such renewals or upgrades must be on terms and conditions that are reasonably consistent with currently applicable terms and conditions. The calculations under (a) and (b) above shall be made in accordance with generally accepted accounting principles consistently applied (except as otherwise required by the foregoing).

              6.8 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

              6.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

              6.10 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

              6.11 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that could have a Company Material Adverse Effect or a Parent Material Adverse Effect: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would affect adversely the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

    SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

              7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications contained in such representations and warranties shall be disregarded).

              7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

              7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

              7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote.

              7.5 DOCUMENTS. The Company shall have received the following documents:

                   (a) a legal opinion of Morrison Cohen Singer & Weinstein, LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Morrison Cohen Singer & Weinstein, LLP may rely upon the tax representation letters referred to in Section 5.8); and

                   (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections
7.1 and 7.2 have been duly satisfied.

              7.6 HSR ACT. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

              7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

              7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

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              7.9  NO PARENT MATERIAL ADVERSE EFFECT. Since the date of the
Agreement, Parent shall not have sustained a Parent Material Adverse Effect and no events have occurred as a result of which it is reasonably foreseeable that there is likely to occur a Parent Material Adverse Effect.

    SECTION 8.     TERMINATION

              8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Stockholder Vote):

                   (a)  by mutual written consent of Parent and the Company;

                   (b) by either Parent or the Company if the Merger shall not have been consummated by June 30, 2000 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

                   (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                   (d) by Parent if (i) the Company Stockholders' Meeting shall have been held and (ii) (A) this Agreement and the Merger shall not have been approved at such meeting by the Required Company Stockholder Vote or (B) if applicable, holders of more than 10% of the Company Common Stock shall have timely elected and perfected Dissenter's Rights;

                   (e) by the Company if the Company Stockholders' Meeting shall have been held and this Agreement and the Merger shall not have been approved at such meeting by the Required Company Stockholder Vote, provided that the failure to obtain the Required Company Stockholder Vote did not result from a breach of any of the Voting Agreements referenced in Recital D.

                   (f) by Parent if (i) the conditions of Parent's and Merger Sub's obligation to close set forth in Section 6.1 shall not have been satisfied, (ii) any of the Company's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that Parent may not terminate this Agreement under this Section 8.1(f) on account of an inaccuracy in the Company's representations and warranties that is curable by the Company or on account of a breach of a covenant of the Company that is curable by the Company unless the Company fails to cure such inaccuracy or breach within 30 days after receiving written notice from the Parent of such inaccuracy or breach; or

                   (g) by the Company if: (i) any of the conditions to the Company's obligation to close set forth in Sections 7.1, 7.7 or 7.9 shall not have been satisfied; (ii) any of Parent's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that the Company may not terminate this Agreement under this Section 8.1(g)

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

on account of an inaccuracy in Parent's representations and warranties that is curable by Parent or on account of a breach of a covenant by Parent that is curable by Parent unless Parent fails to cure such inaccuracy or breach within 30 days after receiving written notice from the Company of such inaccuracy or breach; or (iii) the Form S-4 Registration Statement has not become effective in accordance with the provisions of the Securities Act within 90 days after such registration statement was filed with the SEC, provided that the failure of such effectiveness did not result from a breach by the Company of any of its covenants under this Agreement.

              8.2  EFFECT OF TERMINATION.

                   (a) In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement which results in such termination.

                   (b) If this Agreement is terminated by the Company pursuant to Section 8.1(g), other than by reason of the condition set forth in Section 7.9, Parent shall pay to the Company, as liquidated damages arising from, INTER ALIA, the disclosure to Parent of highly confidential information of the Company, and not as a penalty, the amount of five hundred thousand dollars ($500,000) which amount shall be paid, in cash or immediately available U.S. funds, within 48 hours of the termination of this Agreement.

              8.3  EXPENSES.

                   (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Form S-4 Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto and (B) if applicable, the filing of the premerger notification and report forms relating to the Merger under the HSR Act; and (ii) if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d)(ii)(A) or, if any party to a voting agreement has breached such agreement, 8.1(d)(ii)(B), then the Company shall pay to Parent (in addition to any other amount that may be payable pursuant to Section 8.3(b) or otherwise), in cash at the time specified in the next sentence, a nonrefundable payment in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) incurred by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger. In the case of termination of this Agreement by the Company pursuant to Section 8.1(d), the nonrefundable payment referred to in the preceding sentence shall be made by the Company prior to such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d), the nonrefundable payment referred to in the preceding sentence shall be made by the Company within two business days after such termination.

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

                   (b) In addition to the foregoing, if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) or Section 8.1(e) and at the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $255,000. In the case of termination of this Agreement by the Company pursuant to Section 8.1(d), the fee referred to in the preceding sentence shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination.

    SECTION 9      INDEMNIFICATION, ETC.

              9.1  SURVIVAL OF REPRESENTATIONS, ETC.

                   (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date. Such expiration shall not affect any rights of Parent, Merger Sub and the Company with respect to claims made or as to which a Claim Notice (as defined in Section 9.5(g) below) has been given prior to such expiration, and any such claim for which a Claim Notice (as defined in Section 9.5(g) below) has been given shall survive beyond such expiration until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Closing Date, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

                   (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives, other than information contained in the Company Disclosure Schedules.

                   (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement as to the accuracy thereof (but only to the extent of the description thereof contained therein).

              9.2  INDEMNIFICATION.

                   (a) From and after the Closing Date (but subject to Section 9.1(a)), each of the Indemnitees shall be held harmless and indemnified from and against, and shall be compensated and reimbursed for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Closing Certificate (after giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); or (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5).

                   (b) The Company acknowledges and agrees that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach; provided, however, that the Indemnitees may not collectively recover indemnity in an amount which exceeds the actual amount of Damages suffered.

              9.3  THRESHOLD; CEILING.

                   (a)  There shall be no indemnification payment pursuant to
Section 9.2(a) until such time as the total amount of all Damages that have been suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate (the "Threshold Amount"). If the total amount of such Damages exceeds the Threshold Amount then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the amount of such damages that exceeds $100,000 in the aggregate.

                   (b) Notwithstanding anything else herein, indemnification under this Section 9 shall be satisfied solely from the Holdback Fund (as defined in Section 9.5). Except for any Damages from any fraud, indemnification under this Section 9 shall be the sole and exclusive remedy of the Indemnitees after closing for any and all breaches of representations and warranties contained in Section 2 hereof or the covenants or other obligations contained in this Agreement.

                   (c) Parent shall, and shall cause Surviving Corporation to, act in accordance with its good faith business judgment to pursue any claims or rights they respectively may have with respect to insurance proceeds or claims against third parties which would reduce the amount of Damages and shall seek to obtain such Tax benefit as may be available where seeking such Tax benefit, in the exercise of its good faith business judgment, will not have a net adverse effect on Parent or Surviving Corporation.

              9.4 NO CONTRIBUTION. Except as provided above, no Person, including any Former Company Stockholder, shall have any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Company Closing Certificate.

              9.5  HOLDBACK FUND; SATISFACTION OF INDEMNIFICATION CLAIM.

                   (a) On the Closing Date, Parent shall issue a certificate for five percent (5%) of the shares of Parent Common Stock issued pursuant to
Section 1.5 hereof (the "Holdback Shares") in the name of the Exchange Agent or another institution designated by Parent as agent

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

(the "Holdback Agent"), evidencing the shares of Parent Common Stock to be held in escrow. The fund for the Holdback Shares is referred to as the Holdback Fund. The Holdback Agent shall serve as the Holdback Agent pursuant to an escrow agreement that will contain terms substantially consistent with the terms of this Section 9.5 and any other standard terms required by the Holdback Agent (and that are reasonably satisfactory to Parent and the Designated Shareholders' Agent). The Holdback Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Holdback Agent agrees to accept delivery of the Holdback Fund and to hold the Holdback Shares in the Holdback Fund subject to the terms and conditions of this Agreement. Any cash held in the Holdback Fund shall be deposited in a federally insured, interest bearing, money market account.

                   (b) The Holdback Fund shall be used to compensate and reimburse each of the Indemnitees for indemnifiable claims as set forth herein. The Holdback Fund shall be security for such indemnity obligation, subject to the limitations, and in the manner provided, in this Agreement.

                   (c) If and to the extent that the Holdback Fund consists of Holdback Shares, the Former Company Stockholders shall be entitled to vote the Holdback Shares. Parent shall give each Former Company Stockholder at least as much notice as it gives its stockholders generally, it being acknowledged that such Former Company Stockholders are deemed Parent stockholders as and from the Effective Date. Parent shall, in accordance with written instructions timely received from the Former Company Stockholders, vote the Holdback Shares in accordance with such written instructions.

                   (d) Any distributions of cash, securities or other property in respect of or in exchange for any Holdback Shares, other than distributions of capital stock of Parent (by way of stock dividend, stock split or otherwise) not constituting a dividend for purposes of Section 301 of the Code, shall be payable and distributed directly to the Holdback Fund and shall become a part of the Holdback Fund and become included in the definition of "Holdback Shares." At the time any Holdback Shares in the Holdback Fund are required to be released from the Holdback Fund to any Person pursuant to this Agreement, any distributions of capital stock of Parent previously made in respect of such released Holdback Shares and held in the Holdback Fund shall be released from the Holdback Fund to such Person. Each certificate representing shares deposited in the Holdback Fund shall be accompanied by executed stock powers, executed in blank as to the assignee and certificate number, in form sufficient for the transfer thereof. It is understood that shares of Parent Common Stock which may be distributed on or with respect to the shares in the Holdback Fund during the term of this Agreement by reason of stock dividends, stock splits or otherwise shall be deposited directly by Parent with the Holdback Agent (with the applicable executed stock powers) pursuant to the terms and conditions hereof (such additional shares shall be deemed to become a part of the Holdback Fund when deposited with the Holdback Agent).

                   (e) The interests of the Former Company Stockholders in the Holdback Fund and in the Holdback Shares and/or cash then held in the Holdback Fund shall not be assignable or transferable, other than by operation of law.

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

                   (f) No fractional shares of any Parent Common Stock shall be retained in or released from the Holdback Fund pursuant to this Agreement. In connection with any release of Parent Common Stock from the Holdback Fund, the Holdback Agent shall be permitted to "round down" or to follow such other rounding procedures as the Holdback Agent reasonably determines to be appropriate in order to avoid (i) retaining any fractional shares in the Holdback Fund or (ii) releasing any fractional shares from the Holdback Fund.

                   (g) If, based on reasonably complete supporting documentary evidence, Parent reasonably determines that it is entitled, under the terms of this Agreement, to make a claim against the Holdback Fund for indemnification, then Parent may deliver to the Designated Shareholders' Agent a written notice of such inaccuracy or breach (a "Claim Notice") setting forth (i) with reasonable detail the circumstances supporting Parent's determination that such inaccuracy or breach exists or has occurred, (ii) a summary of the evidence supporting Parent's determination, together with a copy of such evidence to the extent practicable, and (iii) to the extent possible, a non-binding, preliminary estimate of the maximum aggregate dollar amount of all indemnifiable claims that have arisen and may arise as a result of such inaccuracy or breach (such aggregate amount being referred to as the "Claim Amount"). Such Claim Notice must be delivered on or before the first anniversary of the Closing Date. Parent will make all reasonable efforts timely to inform the Designated Shareholders' Agent of all events, circumstances and communications which, in Parent's good faith judgment, are reasonably likely to ripen into a Claim Event if not otherwise resolved and shall cooperate with the Designated Shareholders' Agent in any reasonable suggestions he may offer to prevent such events, circumstances or communication from ripening into a Claim Event.

                   (h) Within thirty (30) days after the delivery of a Claim Notice to the Designated Shareholders' Agent, the Designated Shareholders' Agent shall deliver to the Holdback Agent, a written notice (the "Response Notice") containing: (i) instructions to the effect that Holdback Shares having a Fair Market Value (as defined below) and/or cash then held in the Holdback Fund equal to the entire Claim Amount set forth in such Claim Notice is to be released from the Holdback Fund to Parent; or (ii) instructions to the effect that Holdback Shares having a Fair Market Value and/or cash then held in the Holdback Fund equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Holdback Fund to Parent, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is delivered by the Designated Shareholders' Agent within thirty (30) days after the delivery of a Claim Notice to the Designated Shareholders' Agent, then the Designated Shareholders' Agent shall be deemed to have given instructions that Holdback Shares and/or cash then held in the Holdback Fund having a value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Parent from the Holdback Fund.

                   (i) If the Designated Shareholders' Agent gives (or is deemed to have given) instructions that Holdback Shares and/or cash then held in the Holdback Fund equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Holdback Fund to Parent, then the Holdback Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Holdback Shares and/or cash

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

then held in the Holdback Fund equal to the Claim Amount (or such lesser amount as is then held in Holdback Fund).

                   (j) If a Response Notice delivered by the Designated Shareholders' Agent in response to a Claim Notice contains instructions to the effect that Holdback Shares and/or cash then held in the Holdback Fund equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Holdback Fund to Parent, then (i) the Holdback Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Holdback Shares and/or cash then held in the Holdback Fund equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in subsection 9.5(k) of this Agreement shall be followed with respect to the remaining portion of such Claim Amount.

                   (k) If a Response Notice delivered by the Designated Shareholders' Agent in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 9 of this Agreement, the Holdback Agent shall continue to hold in the Holdback Fund (in addition to any other Holdback Shares and/or cash then held in the Holdback Fund permitted to be retained in Holdback Fund, whether in connection with any other dispute or otherwise) Holdback Shares and/or cash then held in the Holdback Fund having a Fair Market Value equal to the Disputed Amount. Such amount shall continue to be held in the Holdback Fund until (i) delivery of a notice executed by Parent and the Designated Shareholders' Agent setting forth instructions to the Holdback Agent regarding the release of such Holdback Shares and/or cash then held in the Holdback Fund or (ii) delivery of a copy of a final and non-appealable judgment of the Arbitrator setting forth instructions to the Holdback Agent as to the release of such shares or cash. Each party agrees that upon resolution of the disposition of any Disputed Amount, such party will promptly execute such notice and instruction to the Holdback Agent to effect such disposition. The Holdback Agent shall thereupon release shares of Parent Common Stock and/or cash then held in the Holdback Fund from the Holdback Fund in accordance with the instructions set forth in such notice or Arbitrator's award. Moreover, in the event the Arbitrator determines that Parent is not entitled to indemnification in respect of a Claim Notice and that Parent did not have a basis for presenting such Claim Notice that meets the standards set forth in Section 9.5(g), then Parent shall pay to the Holdback Agent interest at the rate of 10% per annum on the amount retained in the Holdback Fund in respect of the applicable Claim from the first anniversary date of the Closing Date to the date on which the Holdback Agent receives effective and binding instructions to release such retained amount.

                   (l) In the event that any Response Notice indicates that there is a Disputed Amount, the Designated Shareholders' Agent and Parent shall for a period of 60 days attempt in good faith to resolve the rights of the respective parties with respect to such claims. If the Designated Shareholders' Agent and Parent should so agree, a notice setting forth such agreement shall be signed by both parties and delivered to the Holdback Agent who shall thereupon transfer, deliver and assign to Parent such amount as is equal to the agreed upon amount (or such lesser amount as is then held in Holdback Fund).

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

                   (m) After the first anniversary of the Closing Date, the Holdback Agent shall release to the Former Company Stockholders from the Holdback Fund, all shares and cash then held in the Holdback Fund, except for any amounts that are to be retained in the Holdback Fund in accordance with subsection 9.5(k) above.

                   (n) If the Holdback Agent becomes obligated to transfer to Parent any Holdback Shares and/or cash then held in the Holdback Fund in accordance with the terms of this Agreement, the Holdback Agent shall deliver certificates representing such shares together with a completed stock power, or cash to Parent. If the Holdback Agent becomes obligated to transfer to Former Company Stockholders any Holdback Shares and/or cash held in the Holdback Fund in accordance with the terms of this Agreement, the Holdback Agent shall deliver to each Former Company Stockholder one or more certificates and/or cash, then held the Holdback Fund, and to deliver such certificates and/or cash or to cause its transfer agent to deliver such certificate and/or cash to each respective Former Company Stockholder at the address set forth on the transfer agent's books and records or, at the request of the Former Company Stockholder, and upon submission of evidence satisfactory to Parent of such designation, to deliver such certificate and/or cash to the Former Company Stockholder's designee.

                   (o) For purposes of this Agreement, the "Fair Market Value" of each of the Holdback Shares in the Holdback Fund shall be deemed to be the Parent Average Stock Price. Whenever Holdback Shares and/or cash held in the Holdback Fund are to be transferred, delivered and assigned to Parent, such amounts shall be transferred, delivered and assigned pro rata from each Former Company Stockholder.

              9.6 DESIGNATED SHAREHOLDERS' AGENT. Robert E. Schrader (the "Designated Shareholders' Agent"), hereby accepts his appointment as the Designated Shareholders' Agent, effective as of the Effective Date. Parent shall be entitled to deal exclusively with the Designated Shareholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Former Company Stockholder by the Designated Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Former Company Stockholder by the Designated Shareholders' Agent, as fully binding upon such Former Company Stockholder. If the Designated Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Former Company Stockholders, then Deborah J. Schrader shall become the "Designated Shareholders' Agent" for purposes of Section 9.

              9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which the Company may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

                   (a) All reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by Parent; and

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

                   (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Designated Shareholders' Agent, which consent shall not be unreasonably withheld (it being agreed that the Designated Shareholders' Agent may, but need not, defer taking any action with respect to a proposed settlement, adjustment or compromise of any claim or Legal Proceeding for a period of up to sixty (60) days to seek specific authorization from the Former Company Stockholders acting by affirmative vote of the majority in interest thereof (excluding the shares held by the Designated Shareholders' Agent and members of his family), provided that the results of any such vote shall have no effect on any determination as to whether any such consent was or was not unreasonably withheld and provided, further, that the failure to give such consent shall not create any personal liability of the Designated Shareholders' Agent to Parent or Surviving Corporation). Parent shall provide to the Designated Shareholders' Agent a copy of all pleadings and other documents filed or exchanged in respect of such claim or Legal Proceeding, and otherwise keep the Designated Shareholders' Agent fully informed as to the status and progress of such defense. Parent, as promptly as reasonably practicable, shall notify the Designated Shareholders' Agent whether it intends to defend such claim or Legal Proceeding. If Parent notifies the Designated Shareholders' Agent that it does not intend to defend same, or if it fails timely to initiate or proceed with the defense of same, the Former Company Stockholders, acting by and through the Designated Shareholders' Agent, shall have the right, by notice to Parent, to assume the defense of the claim or Legal Proceeding. Parent shall fully cooperate with the Designated Shareholders' Agent in its defense of such claim or Legal Proceeding. Nothing herein shall be construed to grant such right to the Designated Shareholders' Agent under any other circumstances, including the alleged quality of any defense proferred by Parent to such claim or Legal Proceeding.

Parent shall give the Designated Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; PROVIDED, HOWEVER, that any failure on the part of Parent to so notify the Designated Shareholders' Agent shall not limit any of the obligations of the Former Company Stockholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

              9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

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

    SECTION 10     MISCELLANEOUS PROVISIONS

              10.1 DISPUTE RESOLUTION. In the event of any controversy or claim arising out of or relating to Section 9 of this Agreement, Parent and the Designated Shareholders' Agent shall, in good faith, seek to resolve such controversy or claim within 30 days of written notification from one party to the other party (the "Notified Party") that any such controversy or claim exists. If Parent and the Designated Shareholders' Agent are not able to resolve such controversy or claim within 30 days of such written notification, then such controversy or claim shall be settled by arbitration in accordance with the following provisions:

                   (a) Forum for arbitration shall be Santa Clara or San Francisco, California.

                   (b) Governing law for the arbitration shall be the law of the State of California, without reference to its conflicts of laws provisions.

                   (c) There shall be three arbitrators, unless the parties hereto are able to agree on a single arbitrator. In the absence of such agreement within ten days after the initiation of an arbitration proceeding, the Designated Shareholders' Agent shall select one arbitrator and Parent shall select one arbitrator, and those two arbitrators shall then select within ten days a third arbitrator. If those two arbitrators are unable to select a third arbitrator within such ten day period, a third arbitrator shall be appointed by the commercial panel of the American Arbitration Association. The decision in writing of at least two of the three arbitrators shall be final and binding upon the parties.

                   (d) Arbitration shall be administered by the American Arbitration Association.

                   (e) Rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties hereto may agree upon at the time, except that each party hereto shall have the right to conduct discovery in any manner and to the extent authorized by the Federal Rules of Civil Procedure as interpreted by the federal courts. In the event of any conflict between those Rules and the provisions of this Section 10.1, the provisions of this Section 10.1 shall prevail.

                   (f) The arbitrators shall be bound by and strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrators shall make a good faith effort to apply substantive applicable law. The arbitrators shall be bound to honor claims of privilege or work product doctrine recognized at law, but the arbitrators shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

                   (g) The arbitrators' decision shall provide a reasoned basis for the resolution of each dispute and for any award.

                   (h) Each party shall bear its own expenses with respect to arbitration and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators.

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

                   (i) The arbitrator shall have power and authority to award any remedy or judgment that could be awarded by a court of law in California (including summary judgment). The award rendered by arbitration shall be final and binding upon the parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

              10.2 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption and approval of this Agreement and the approval of the Merger by the stockholders of the Company); PROVIDED, HOWEVER, that after any such adoption and approval of this Agreement and approval of the Merger by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              10.3 WAIVER.

                   (a) No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                   (b) Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

              10.4 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

              10.5 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement, the Nondisclosure and Nonsolicitation Agreement executed by the parties hereto and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

              10.6 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.10.

              10.7 DISCLOSURE SCHEDULE. Solely for the convenience of Parent, the Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein and the Company, in good faith, shall endeavor to include information appropriate to the particular part. Notwithstanding such arrangement, any information disclosed in any section or part of the Company Disclosure Schedule shall be deemed disclosed for all purposes under this Agreement.

              10.8 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

              10.9 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any rights of a party hereunder may be assigned by such party without the prior written consent of the other parties and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

              10.10 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) two business days after sent by registered mail or, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

              if to Parent:       Aspect Development, Inc.
                                  1395 Charleston Road
                                  Mountain View, CA 94043
                                  Attention:  Dave Dury

              with a copy to:

                                  Cooley Godward LLP
                                  Five Palo Alto Square
                                  3000 El Camino Real
                                  Palo Alto, CA 94306
                                  Attention:  James C. Kitch, Esq.

              if to the Company:

                                  c/o Robert E. Schrader
                                  72 Haight Crossroad
                                  Chappaqua, NY 10514

              with a copy to:

                                  Morrison Cohen Singer & Weinstein LLP
                                  750 Lexington Avenue
                                  New York, NY 10022
                                  Attention:  Henry A. Singer, Esq.

              if to the Designated Shareholders' Agent:

                                  Mr. Robert E. Schrader
                                  72 Haight Crossroad
                                  Chappaquq, NY 10514

              10.11 COOPERATION. The parties hereto agree to cooperate with one another and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

              10.12 CONSTRUCTION.

                   (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                   (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                   (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                   (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

                   (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.



                      [Balance of page intentionally blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                  ASPECT DEVELOPMENT, INC.

                                  By:
                                     -----------------------------------------

                                  Printed Name:
                                               -------------------------------
                                  Title:
                                        --------------------------------------

                                  ASTA MERGER SUB, INC.

                                  By:
                                     -----------------------------------------
                                  Printed Name:
                                               -------------------------------
                                  Title:
                                        --------------------------------------

                                  TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC.

                                  By:
                                     -----------------------------------------
                                  Printed Name:
                                               -------------------------------
                                  Title:
                                        --------------------------------------


                        SIGNATURE PAGE TO AGREEMENT AND
                             PLAN OF REORGANIZATION

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

         ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

         ACQUIRED CORPORATION SOURCE CODE. "Acquired Corporation Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

              (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent company, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 20% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

              (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of the Company; or

              (c)  any liquidation or dissolution of the Company.

         ADJUSTED FULLY DILUTED COMPANY SHARE AMOUNT. "Adjusted Fully Diluted Company Share Amount" shall mean the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Closing Date (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), and (B) the aggregate number of shares of (i) Company Common Stock purchasable under or otherwise subject to all Company Options outstanding immediately prior to the Closing Date (including all shares of Company Common Stock that may ultimately be purchased under Company Options that are unvested or are otherwise not then exercisable unless such options terminate by their terms at or before the Effective Time), and (ii) Company Common Stock subject to all warrants, conversion rights or such other rights to purchase or acquire capital stock of the Company.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

         COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

         COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

         COMPANY MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Company Material Adverse Effect" if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Company Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) have resulted or would likely result (i), in any period of 12 months or less from the date of inquiry, in an increase in cost, expense, loss or liability or a decrease in revenue in excess of $500,000, (ii) in a material adverse effect on the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) in a material adverse effect on Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee, charge, cost or expense of any nature excluding, however, all fees, charges, expenses or costs of any kind or description incurred in the investigation, defense or prosecution of any claims or Legal Proceedings; provided, however, that such Damages shall be reduced by: (A) benefits for savings or refunds or credits against Taxes realized as a result of such Damages (before reduction for such Tax benefits); (B) insurance payments received for claims relating to facts underlying any breach of any representation or warranty in the Agreement or the commencement of any Legal Proceeding; and

(C) proceeds received from any third party in respect of the matter underlying such breach of representation or warranty or the commencement of such Legal Proceeding.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

         HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Shareholders shall not be deemed to be "Indemnitees."

         KNOWLEDGE. "Knowledge" or "to the best of the Company's knowledge" or words of similar import shall mean to the actual knowledge of Messrs. Schrader, Baca, Hauser and Blackford, from whatever source derived, after having made an inquiry, only of the following persons: David Pooler, Joe Mastropolo and Ron Burleson.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

         PARENT AVERAGE STOCK PRICE. "Parent Average Stock Price" shall mean eighty percent (80%) of the average of the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the five consecutive trading days immediately preceding the date on which this Agreement is executed by the parties hereto.

         PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, $.001 par value per share, of Parent.

         PARENT MATERIAL ADVERSE EFFECT. "Parent Material Adverse Effect" shall mean any material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, or financial performance of the Parent and its Subsidiaries, taken as a whole, or (ii) the ability of the Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under this Agreement.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         PROSPECTUS/PROXY STATEMENT. "Prospectus/Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

         SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase more than 50% of the outstanding shares of Company Common Stock or assets on terms that the board of directors of the Company determines, in its reasonable judgment, based upon the written advice of its financial advisor, to be more favorable to the Company's stockholders than the terms of the Merger; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not likely to be obtained by such third party on a timely basis.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.